                         FIRST CHICAGO NBD CORPORATION
                        PRO FORMA FINANCIAL INFORMATION


First Chicago Corporation (the "Corporation" or "First Chicago") and NBD Bancorp, Inc. ("NBD") entered into an Agreement and Plan of Merger, dated July 11, 1995, as amended (the "Merger Agreement"), pursuant to which the Corporation will merge (the "Merger") with and into NBD. The name of the combined company will be First Chicago NBD Corporation ("FCNBD").

It is anticipated that the Merger will be accounted for as a pooling-of-interests and that it will be consummated on November 30, 1995. In November 1995 the Board of Governors of the Federal Reserve System approved the merger and in October 1995 shareholders of both First Chicago and NBD approved the merger in separate special meetings.

Pursuant to the Merger Agreement, at the effective time of the Merger, common stockholders of First Chicago will receive 1.81 shares of common stock of FCNBD in exchange for each outstanding share of First Chicago common stock. Each share of common stock of NBD will remain outstanding after the Merger and represent one share of FCNBD.

At the effective time of the Merger, each share of First Chicago's outstanding preferred stock, and each outstanding depositary share, will be exchanged for one share of FCNBD preferred stock and one depositary share, respectively, with terms substantially identical to those of the existing First Chicago preferred stock and depositary shares, as appropriate.

In connection with the execution of the Merger Agreement, First Chicago granted NBD an option to purchase, under certain circumstances, newly issued common stock equal to up to 19.9 percent of First Chicago's outstanding shares of common stock. NBD also granted First Chicago an option to purchase, under certain circumstances, newly issued common stock equal to up to 19.9 percent of NBD's outstanding shares of common stock.

The following pro forma financial information giving effect to the Merger, accounted for as a pooling-of-interests, includes: (i) the unaudited pro forma condensed combined balance sheet as of September 30, 1995, and (ii) the unaudited pro forma condensed combined statements of income for the nine-month periods ended September 30, 1995 and 1994. The pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and notes thereto of the Corporation and NBD.

Effective January 7, 1995, NBD consummated its acquisition of the $910 million asset AmeriFed Financial Corp. ("AmeriFed") of Joliet, Illinois, which was accounted for as a purchase. On July 1, 1995, NBD acquired the $760 million asset Deerbank Corporation ("Deerbank") of Deerfield, Illinois, which was accounted for as a purchase. Accordingly, the historical income statement for NBD for the nine months ended September 30, 1995, include the operations of AmeriFed and Deerbank since their respective dates of acquisition. With respect to the following pro forma condensed combined financial statements, the historical income statements for NBD were not restated to otherwise include amounts for AmeriFed and Deerbank as such acquisitions are not considered material.

                         FIRST CHICAGO NBD CORPORATION
                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1995
                                  (UNAUDITED)

The following pro forma condensed combined balance sheet as of September 30, 1995, is presented to show the impact on First Chicago's historical financial condition of the merger with NBD. The Merger has been reflected under the pooling-of-interests method of accounting.

FIRST CHICAGO NBD CORPORATION
PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 1995
(in millions)

                                                        First Chicago        NBD        Pro forma    Pro forma
                                                        (as reported)   (as reported)  adjustments     FCNBD
--------------------------------------------------------------------------------------------------------------
ASSETS
Cash and due from banks-noninterest bearing...........     $ 3,808        $ 2,540         $    -      $  6,348
Due from banks-interest bearing.......................       9,633            669                       10,302
Federal funds sold and securities
  under resale agreements.............................      14,034            210                       14,244
Trading account assets................................       7,911            205                        8,116
Derivative product assets.............................       7,928             53                        7,981
Investment securities.................................       2,209          9,701                       11,910
Loans.................................................      27,663         33,413                       61,076
Allowance for credit losses...........................        (743)          (488)                      (1,231)
Other assets..........................................       3,304          2,199            (181)       5,322
--------------------------------------------------------------------------------------------------------------
     Total assets.....................................     $75,747        $48,502         $  (181)    $124,068
--------------------------------------------------------------------------------------------------------------

LIABILITIES
Deposits:
  Demand..............................................     $ 6,585        $ 6,700                     $ 13,285
  Savings.............................................       7,413         12,373                       19,786
  Time................................................       5,757         10,199                       15,956
  Foreign offices.....................................      13,480          4,427                       17,907
--------------------------------------------------------------------------------------------------------------
     Total deposits...................................      33,235         33,699              -        66,934
Short-term borrowings.................................      25,406          6,941                       32,347
Long-term debt........................................       2,274          3,111                        5,385
Derivative product liabilities........................       7,562             47                        7,609
Other liabilities.....................................       2,566            950             (28)       3,488
--------------------------------------------------------------------------------------------------------------
     Total liabilities................................      71,043         44,748             (28)     115,763

STOCKHOLDERS' EQUITY
Preferred stock.......................................         491             -                           491
Common stock..........................................         467            161            (467)         321
                                                                                              160
Surplus...............................................       1,714            538          (1,714)       2,277
                                                                                            1,739
Retained earnings.....................................       2,313          3,178            (153)       5,338
Other.................................................           1            (52)                         (51)
--------------------------------------------------------------------------------------------------------------
     Total............................................       4,986          3,825            (435)       8,376
Less: Treasury stock..................................         282             71            (282)          71
  Stockholders' equity................................       4,704          3,754            (153)       8,305
--------------------------------------------------------------------------------------------------------------
     Total liabilities and stockholders' equity.......     $75,747        $48,502         $  (181)    $124,068
--------------------------------------------------------------------------------------------------------------
See accompanying notes to unaudited pro forma condensed combined financial statements.


FIRST CHICAGO NBD CORPORATION
Pro Forma Condensed Combined Statement of Income
For Nine Months Ended September 30, 1995
(in millions, except per share data)

UNAUDITED

                                                   First Chicago       NBD        Pro Forma
                                                   (as reported)   (as reported)    FCNBD
---------------------------------------------------------------------------------------------
INTEREST INCOME
Interest and fees on loans.......................       $1,792.8       $2,069.3      $3,862.1
Interest on federal funds sold and
  securities under resale agreements.............          708.6            7.9         716.5
Interest on trading account assets...............          328.9            5.9         334.8
Interest on investment securities................           67.1          577.4         644.5
Other interest income............................          432.9           33.3         466.2
---------------------------------------------------------------------------------------------
     Total.......................................        3,330.3        2,693.8       6,024.1

INTEREST EXPENSE
Interest on deposits.............................          989.3          928.1       1,917.4
Interest on short-term borrowings................        1,114.0          339.3       1,453.3
Interest on long-term debt.......................          136.8          142.6         279.4
---------------------------------------------------------------------------------------------
     Total.......................................        2,240.1        1,410.0       3,650.1

NET INTEREST INCOME..............................        1,090.2        1,283.8       2,374.0
Provision for credit losses......................          235.0           65.2         300.2
---------------------------------------------------------------------------------------------
Net Interest Income After
  Provision for Credit Losses....................          855.2        1,218.6       2,073.8

NONINTEREST INCOME
Equity securities gains..........................          181.2              -         181.2
Investment securities gains......................              -            3.2           3.2
Credit card fee revenue..........................          640.7           31.1         671.8
Other noninterest income.........................          694.9          392.7       1,087.6
---------------------------------------------------------------------------------------------
     Total.......................................        1,516.8          427.0       1,943.8

NONINTEREST EXPENSE
Salaries and employee benefits...................          710.6          549.9       1,260.5
Occupancy and equipment expense..................          208.7          158.3         367.0
Other noninterest expense........................          549.0          278.6         827.6
---------------------------------------------------------------------------------------------
     Total.......................................        1,468.3          986.8       2,455.1

INCOME BEFORE INCOME TAXES.......................          903.7          658.8       1,562.5
Applicable income taxes..........................          314.0          224.9         538.9
---------------------------------------------------------------------------------------------
INCOME FROM CONTINUING OPERATIONS................       $  589.7       $  433.9      $1,023.6
---------------------------------------------------------------------------------------------

COMMON SHARE DATA
Income from continuing operations
Primary..........................................          $6.16          $2.73         $3.07
Fully diluted....................................          $6.00          $2.72         $3.03
Weighted average shares
Primary..........................................           90.9          159.2         323.8
Fully diluted....................................           94.8          159.5         331.2
---------------------------------------------------------------------------------------------

See accompanying notes to unaudited pro forma condensed combined financial statements.

FIRST CHICAGO NBD CORPORATION
Pro Forma Condensed Combined Statement of Income
For Nine Months Ended September 30, 1994
(in millions, except per share data)

UNAUDITED

                                        First Chicago        NBD       Pro Forma
                                        (as reported)   (as reported)    FCNBD
--------------------------------------------------------------------------------
INTEREST INCOME
Interest and fees on loans............       $1,384.8       $1,511.3    $2,896.1
Interest on federal funds sold and
  securities under resale agreements..          400.0            5.7       405.7
Interest on trading account assets....          191.8            4.3       196.1
Interest on investment securities.....           48.7          556.1       604.8
Other interest income.................          255.3           24.2       279.5
--------------------------------------------------------------------------------
     Total............................        2,280.6        2,101.6     4,382.2

INTEREST EXPENSE
Interest on deposits..................          540.7          618.5     1,159.2
Interest on short-term borrowings.....          616.4          192.2       808.6
Interest on long-term debt............          125.7           88.5       214.2
--------------------------------------------------------------------------------
     Total............................        1,282.8          899.2     2,182.0

NET INTEREST INCOME...................          997.8        1,202.4     2,200.2
Provision for credit losses...........          148.0           31.9       179.9
--------------------------------------------------------------------------------
Net Interest Income After
  Provision for Credit Losses.........          849.8        1,170.5     2,020.3

NONINTEREST INCOME
Equity securities gains...............          158.1              -       158.1
Investment securities gains (losses)..           (1.1)           1.0        (0.1)
Credit card fee revenue...............          597.3           28.1       625.4
Other noninterest income..............          631.5          380.2     1,011.7
--------------------------------------------------------------------------------
     Total............................        1,385.8          409.3     1,795.1

NONINTEREST EXPENSE
Salaries and employee benefits........          645.4          537.2     1,182.6
Occupancy and equipment expense.......          223.2          155.4       378.6
Other noninterest expense.............          567.9          284.5       852.4
--------------------------------------------------------------------------------
     Total............................        1,436.5          977.1     2,413.6

INCOME BEFORE INCOME TAXES............          799.1          602.7     1,401.8
Applicable income taxes...............          282.8          196.9       479.7
--------------------------------------------------------------------------------
INCOME FROM CONTINUING OPERATIONS.....       $  516.3       $  405.8    $  922.1
--------------------------------------------------------------------------------

COMMON SHARE DATA
Income from continuing operations
Primary...............................          $5.29          $2.54       $2.73
Fully diluted.........................          $5.17          $2.53       $2.69

Weighted average shares
Primary...............................           89.7          159.7       322.1
Fully diluted.........................           93.5          161.5       330.7
--------------------------------------------------------------------------------

See accompanying notes to unaudited pro forma condensed combined financial statements.

                         FIRST CHICAGO NBD CORPORATION
                         NOTES TO UNAUDITED PRO FORMA
                    CONDENSED COMBINED FINANCIAL STATEMENTS



a) The pro forma information presented is not necessarily indicative of the results of operations or the combined financial position that would have resulted had the Merger been consummated at the beginning of the periods indicated, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined entities. It is anticipated that the Merger will be consummated in the fourth quarter of 1995.

b) The Corporation has reviewed its accounting policies in light of those employed by NBD. At this time, it is not expected that conformance of such accounting policies will have a material impact on the pro forma condensed combined financial statements.

c) Certain reclassifications have been included in the unaudited pro forma condensed combined balance sheet and statements of income to conform statement presentations. Transactions conducted in the ordinary course of business between the two companies are immaterial, and accordingly, have not been eliminated.

d) Pro forma adjustments to common shares and surplus at September 30, 1995, reflect the Merger accounted for as a pooling-of-interests, through the exchange of 159.8 million shares of FCNBD common stock (using the common exchange ratio of 1.81) for the 88.3 million outstanding shares of the Corporation.

     The pro forma entries are displayed below (in millions):


     Debit-- Common stock (First Chicago) ................. $  467
     Debit-- Common surplus (First Chicago) ...............  1,714
             Credit-- Treasury stock (First Chicago) ......           $  282
             Credit-- Common stock (FCNBD) ................              160
             Credit-- Common surplus (FCNBD) ..............            1,739

e) A pro forma entry of $181 million was made to reclassify NBD's deferred tax receivable from other assets to other liabilities.


f) As of September 30, 1995, the Corporation and NBD were approximately 50% completed with the plan to repurchase in the aggregate approximately $300 million worth of the Corporation's and NBD's common stock prior to the consummation of the Merger. The pro forma condensed combined balance sheet does not include the impact of the remaining shares anticipated to be repurchased, prior to the consummation of the Merger.

g) Income per share data has been computed based on the combined historical income from continuing operations applicable to common stockholders of the Corporation and NBD using the historical weighted average number of outstanding shares of NBD's common stock and the historical weighted average number of outstanding shares of the Corporation's common stock adjusted to equivalent shares of FCNBD's common stock, as of the earliest period presented.

h) The pro forma condensed combined financial statements do not include the anticipated cost savings in connection with the Merger. It is estimated, however, that approximately $200 million in pre-tax annualized cost savings ($126 million after-tax) will be realized by the combined company in 1997. Reductions resulting from elimination of the overlap in Chicago-area retail branch expense constitute the largest component. Product synergies in the large corporate and middle markets, and staff and functional areas, also provide additional expense reduction opportunities.

i) The Financial Accounting Standards Board, in conjunction with the finalization of their implementation guide relating to SFAS #115- "Accounting for Certain Investments in Debt and Equity Securities"- has given registrants an opportunity to assess the classification of their existing investment securities portfolio between the held-to-maturity and available-for-sale classifications.

     In conjunction with this guidance, as well as in accordance with the combined company's existing interest rate risk position, it is anticipated that a significant portion of the companies' investment securities currently classified as held-to-maturity will be transferred to the available-for-sale classification.

     If subsequent sales of such securities occur as part of this overall process, such sales would not preclude accounting for the combination as a pooling of interests in accordance with either EITF Abstracts, Topic No. D-40, or paragraph 8(c) of SFAS #115, which represents an exception to paragraph 48(c) of APB Opinion #16. Based on current market conditions, it is not expected that any such sales would result in any material probable losses that would require an adjustment to the pro forma financial statements.

     Any transfers of securities is anticipated to occur in the fourth quarter of 1995 and will be accounted for in accordance with SFAS #115.

j) A liability of $225 million has been recorded in the unaudited pro forma condensed combined balance sheet to reflect First Chicago's and NBD's current estimate of merger and restructuring related charges in connection with the attainment by 1997 of annualized pre-tax cost savings of approximately $200 million. This resulted in a $153 million after-tax charge to retained earnings in the unaudited pro forma condensed combined balance sheet.

     The pro forma entries are displayed below (in millions):


     Debit-- Retained earnings                  $153

     Debit-- Other liabilities-taxes payable      72

        Credit-- Other liabilities-reserve               $225


     It is anticipated that substantially all of these charges will be paid within a 12-15 month time frame subsequent to the Merger. This charge has been excluded from the pro forma condensed combined income statement due to its nonrecurring nature. The following table provides details of the estimated pre-tax charges (in millions).


                                           Amount
                                           ------
          Personnel                         $150
          Facilities and equipment            45
          Other Merger expenses               30
                                            ----
                                            $225
                                            ====

     Personnel-related costs reflect severance and assistance costs for separated employees. Facilities costs consist of lease termination costs and other facilities-related exit costs arising from the closing of duplicate branch facilities and from the consolidation of duplicate headquarters and operational facilities. Equipment costs consist of computer equipment and software write-offs due to duplication or incompatibility. The reserve will be established in compliance with Emerging Issues Task Force #94-3.

     Substantially all of the personnel-related costs represent employee severance costs. An estimate of staff reductions totals 1,700 coming primarily from the overlap in the Chicago retail banking business, product synergies in the large corporate and middle market businesses, as well as from staff and administrative support functions. The contemplated timeframe for completion of these actions is a 12 to 15 month period subsequent to the Merger.

     Other merger-related costs include investment banking fees, securities registration and filing fees, as well as accounting, legal and other related costs. Investment banking fees, estimated at $12 million, represent the largest component of such costs.